Exhibit 99.1

Boxed, Inc. to Execute Sale of Spresso Software Business Through Voluntary Chapter 11 Process

Company winding down retail operations in orderly manner

New York, April 2, 2023 (GLOBE NEWSWIRE) – Boxed, Inc. (“Boxed” or the “Company”), an e-commerce technology company that provides bulk pantry consumables to business and household customers, announced today that it, and all of its subsidiaries, initiated voluntary proceedings under Chapter 11 of the U.S. Bankruptcy Code to execute a sale of its Spresso software business to its first lien secured lenders while continuing to streamline operations, including an efficient and orderly wind-down of its remaining retail business.

Boxed has been working diligently to improve its financial structure, having entered into a Forbearance Agreement with its first lien secured lenders as a critical, interim solution to protect the business. However, in line with its efforts to counter the challenging business environment, the Company made the difficult yet necessary decision to wind down its retail e-commerce operations over the next several weeks. The Company’s Board of Directors has unanimously determined that seeking Chapter 11 protection is the most appropriate path forward.

“This was an incredibly difficult decision, and one that we reached only after carefully evaluating and exhausting all available options. Although this outcome is not what we worked so hard for, we are thankful to everyone, including our customers, who have supported us along the way. Looking to the future, we are incredibly excited to watch the Spresso business continue under new ownership,” said Chieh Huang, Co-Founder and Chief Executive Officer of Boxed. “I am immensely grateful for each and every team member throughout the past decade who has contributed to the journey of Boxed. Through their hard work and dedication, they made a lasting impact on the e-commerce consumables industry.”

Boxed intends to fund and protect its near-term operations and cover administrative expenses through access to its cash collateral as the Company winds down during the Chapter 11 process and transitions its Spresso business to a new separate legal entity that will continue as a going concern. The Spresso business customers are not anticipated to see any disruption of service throughout the sale process. The Company has also filed certain customary motions with the Bankruptcy Court to facilitate a smooth transition of operations. These motions are expected to be approved within the first few days of the case following the filing.

More information about Boxed’s Chapter 11 case can be found at https://dm.epiq11.com/Boxed.

Freshfields Bruckhaus Deringer (US) LLP and Potter Anderson & Corroon LLP are serving as legal advisors, FTI Consulting is serving as financial advisor, and Solomon Partners Securities, LLC is serving as investment banker to Boxed.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “continue,” “expect,” “intend,” and “will,” or the negative of these terms or variations of them or similar terminology. Forward-looking statements in this press release include, but are not limited to, the Company’s wind-down of its remaining retail business, the Company’s fulfillment of obligations to its customers and suppliers, the Company’s ability to fund and protect near-term operations and cover administrative expenses and the expected approval of motions related to the Chapter 11 process. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, many of which are beyond our control, including the Company’s access to additional capital, the outcome of its previously announced strategic alternatives process, macroeconomic conditions affecting the Company’s industry, atypical retail interest and the other factors under the heading “Risk Factors” in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, and in other filings that the Company has made and may make with the SEC in the future. All of the forward-looking statements made in this press release are qualified by these cautionary statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or our business or operations. Such statements are not intended to be a guarantee of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. You should not place undue reliance on these forward-looking statements, which are made only as of the date of this press release. The Company undertakes no obligation to update or revise any forward-looking statements.

About Boxed

Boxed is an e-commerce technology company that provides bulk pantry consumables to business and household customers, without the requirement of a “big-box” store membership. This service is powered by Spresso, the Company’s own Software & Service business. From solving challenges with data using machine-learning modules to re-platforming with end-to-end technology, Spresso’s purpose-built storefront, marketplace, analytics, fulfillment, advertising, and robotics technologies enable better business outcomes for e-commerce customers. For more information, please visit investors.boxed.com.

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